UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2016

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Richard C. Gozon, a director of AmerisourceBergen Corporation (the “Company”) since 2001 and Chairman of the Board of Directors (the “Board”) of the Company since 2006, retired from service on the Board, effective at the end of the 2016 Annual Meeting of Stockholders on March 3, 2016 (the “2016 Annual Meeting”).

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The items listed below were submitted to a vote of the stockholders through a solicitation of proxies at the 2016 Annual Meeting.  Each proposal is described in more detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 22, 2016.  The final voting results are below:

Item 1 — Election of Directors.

The Company’s stockholders elected the following individuals to serve until the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  The voting results are as follows:

Nominees	For	Against	Abstentions	Broker Non-Votes
Ornella Barra	160,404,127	3,797,819	544,888	19,311,454
Steven H. Collis	157,510,419	3,839,976	3,396,439	19,311,454
Douglas R. Conant	163,504,584	687,886	554,364	19,311,454
D. Mark Durcan	163,975,927	212,671	558,236	19,311,454
Richard W. Gochnauer	163,526,095	668,500	552,239	19,311,454
Lon R. Greenberg	163,965,334	222,885	558,615	19,311,454
Jane E. Henney, M.D.	157,006,652	5,963,968	1,776,214	19,311,454
Kathleen W. Hyle	164,007,979	190,841	548,014	19,311,454
Michael J. Long	163,121,797	1,070,364	554,673	19,311,454
Henry W. McGee	159,618,054	3,346,778	1,781,992	19,311,454

Item 2— Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2016.

The Company’s stockholders approved this item.  The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
179,498,884	3,975,258	584,146	0

Item 3 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

The Company’s stockholders approved this item.  The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
157,074,462	6,382,148	1,290,224	19,311,454

Item 4 — Stockholder Proposal Regarding Proxy Access.

The Company’s stockholders did not approve this item.  The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
51,859,856	112,092,278	794,700	19,311,454

Item 7.01.                                        Regulation FD Disclosure.

On March 3, 2016, the Company issued a news release announcing the results of the 2016 Annual Meeting. A copy of that news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto as Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.                                        Other Events.

On March 3, 2016 Steven H. Collis became Chairman of the Board and Chair of the Executive Committee of the Board, succeeding Richard C. Gozon, who retired from service on the Board effective at the end of the 2016 Annual Meeting. In addition, on March 3, 2016 Jane E. Henney, M.D., assumed the newly created role of Lead Independent Director.

Among other responsibilities, the Lead Independent Director will preside at all meetings of the Board at which the Chairman is not present, call special meetings of the Board in accordance with the Company’s Bylaws, add Board agenda items at his or her discretion, consult with the Chairman regarding and approve Board meeting agendas, and chair executive sessions of the independent directors. The authority reserved for the Lead Independent Director is set forth in the Company’s Corporate Governance Principles, which are available on the Company’s website at www.amerisourcebergen.com.

The Lead Independent Director will receive an annual cash retainer of $125,000 and an annual equity award having a fair market value equal to $150,000 on the date of the grant. On March 3, 2016, the Board approved an amendment to the Company’s Compensation Policy for Non-Employee Directors to reflect the changes in the Company’s leadership structure and to provide for compensation arrangements for the Lead Independent Director. The complete text of the Company’s Compensation Policy for Non-Employee Directors, as amended, is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release of AmerisourceBergen Corporation dated March 3, 2016.

99.2	AmerisourceBergen Corporation Compensation Policy for Non-Employee Directors, effective as of March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

March 9, 2016	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release of AmerisourceBergen Corporation dated March 3, 2016.

99.2	AmerisourceBergen Corporation Compensation Policy for Non-Employee Directors, effective as of March 3, 2016.